Exhibit 10(rr)
PARKER-HANNIFIN CORPORATION
NON-EMPLOYEE DIRECTORS’
RESTRICTED STOCK UNIT TERMS AND CONDITIONS (RSU-[____])
Pursuant to the Parker-Hannifin Corporation Non-Employee Directors’ Restricted Stock Unit Award Agreement (the “Award Agreement”) available on the website of the third-party Plan administrator for Parker-Hannifin Corporation (the “Company”), the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has awarded you a number of Restricted Stock Units. The Restricted Stock Units have been awarded to you as of the grant date specified in the Award Agreement (the “Grant Date”), and the Restricted Stock Units are subject to the terms, conditions and restrictions set forth in the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan, as amended from time to time (the “Plan”) and these Non-Employee Directors’ Restricted Stock Unit Terms and Conditions (RSU-[____]) (the “Terms and Conditions”). To the extent that, in accordance with the terms of the Plan, the Committee has delegated to any persons any of the Committee’s authority with respect to these Terms and Conditions, references to the Committee in these Terms and Conditions shall be deemed to be references to those persons with respect to authority so delegated.
1.Crediting of Restricted Stock Units. Each Restricted Stock Unit shall represent the contingent right to receive one Common Share and shall at all times be equal in value to one Common Share. The Restricted Stock Units shall be credited in a book entry account established for you until payment in accordance with Section 4 hereof.
2.Vesting of Restricted Stock Units.
(a)Subject to these Terms and Conditions, all or a portion of the Restricted Stock Units will vest on the vesting date described in the Award Agreement (the “Vesting Date”) and shall be payable at the Distribution Date (as defined in Section 4 hereof).
(b)Notwithstanding the foregoing, in the event you cease to be a Director for any reason prior to the next Annual Shareholders’ Meeting of the Company that occurs after the Grant Date, including, without limitation, your retirement, death, disability, voluntary or involuntary removal from the Board or a “change in control” of the Company (as defined in the Plan), a pro rata portion of your Restricted Stock Units will vest on the Vesting Date, based upon the ratio of the number of months you actually served as a Director to the total number of months in the period between the Grant Date and the next Annual Shareholders’ Meeting of the Company that occurs after the Grant Date, and all remaining Restricted Stock Units will be forfeited.
3.Forfeiture of Restricted Stock Units. The Restricted Stock Units that have not yet vested pursuant to Section 2 (including, without limitation, any right to Dividend Equivalent Units described in Section 7 hereof relating to dividend equivalent units creditable on or after the date of forfeiture) shall be forfeited automatically without further action or notice.

4.Payment.
(a)Except as may be otherwise provided in this Section, the Company shall deliver to you (or your estate or any beneficiary you have designated in accordance with Section 10 hereof in the event of your death) the Common Shares underlying the vested Restricted Stock Units within thirty (30) days following the Distribution Date, but in no event later than December 31 of the calendar year following the calendar year in which the Grant Date occurs. Except as may be otherwise provided in this Section, a “Distribution Date” shall mean the Vesting Date that your Restricted Stock Units become vested.
(b)Notwithstanding any other provision of these Terms and Conditions, the Company shall not deliver any fractional Common Shares in payment of your Restricted Stock Units, and the number of whole Common Shares that may be delivered to you in payment of your Restricted Stock Units shall be determined in accordance with such rounding conventions used by the Company’s third-party Plan administrator from time to time.
(c)The Company’s obligations with respect to the Restricted Stock Units shall be satisfied in full upon the delivery of the Common Shares underlying the vested Restricted Stock Units in accordance with this Section 4.
5.Transferability. Neither the Restricted Stock Units nor any interest therein or in the Common Shares underlying the Restricted Stock Units may be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, except by will or the laws of descent and distribution or pursuant to a beneficiary designation made in accordance with Section 10, unless otherwise provided under the Plan. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Stock Units.
6.Dividend, Voting and Other Rights. You shall not possess any incidents of ownership (including, without limitation, dividend or voting rights) in the Common Shares underlying the Restricted Stock Units until such Common Shares have been delivered to you in accordance with Section 4 hereof. The obligations of the Company under these Terms and Conditions will be merely an unfunded and unsecured promise of the Company to deliver Common Shares in the future, subject to the terms and conditions of the Plan and these Terms and Conditions, and your rights will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under these Terms and Conditions.
7.Dividend Equivalent Units. From and after the Grant Date and until the earlier of (i) the time when the Restricted Stock Units are paid in accordance with Section 4 hereof, and (ii) the time when your right to payment of the Restricted Stock Units is forfeited in accordance with Section 3 hereof or otherwise, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, you shall be credited with a number of additional Restricted Stock Units (the “Dividend Equivalent Units”) determined by dividing the aggregate amount of the cash dividend that would be payable on such date to a holder of a number of Common Shares equal to the number of your unpaid Restricted Stock Units by the closing price per Common Share on the New York Stock Exchange on the last trading day preceding the dividend payment date. Any such Dividend Equivalent Units will be considered Restricted Stock Units for purposes of these Terms and Conditions and will be subject to all of the terms, conditions and restrictions set forth herein, provided that for purposes of Section 2(a) of these Terms and Conditions, any such additional Restricted Stock Units credited between the Grant Date and the Vesting Date shall vest on the Vesting Date.

8.Detrimental Activity; Clawback Policy.
(a)If the Committee finds in its discretion that you have engaged in any Detrimental Activity (as defined in the Plan), the Committee may at any time and in its sole discretion cancel and revoke all or any unpaid portion of your Restricted Stock Units. In addition, if the Committee finds that you have engaged in any Detrimental Activity, either during the period you served as a Director or within twelve months thereafter, then you shall be required to (a) return to the Company all Common Shares that you have not disposed of that were issued pursuant to these Terms and Conditions within twelve months prior to the commencement of such Detrimental Activity, and (b) pay to the Company in cash, within ten days after demand therefor, the Fair Market Value (determined as of the date that the Restricted Stock Units were paid to you in accordance with Section 4 hereof) of all Common Shares that you have disposed of that were so issued pursuant to these Terms and Conditions. The Plan defines “Detrimental Activity” as any conduct or activity, whether or not related to the business of the Company or a Subsidiary, that is determined in individual cases, by the Committee or its express delegate, to be detrimental to the interests of the Company or a Subsidiary, including without limitation (i) the rendering of services to an organization or engaging in a business that is, in the judgment of the Committee or its express delegate, in competition with the Company; (ii) the disclosure to anyone outside of the Company, or the use for any purpose other than the Company’s business, of confidential information or material related to the Company, whether acquired by you during or after employment with the Company; (iii) fraud, embezzlement, theft-in-office or other illegal activity; or (iv) a violation of the Company’s Code of Ethics or other policies. Notwithstanding the foregoing, if you are a resident of California, prong (i) of the Detrimental Activity definition shall not apply to you.
(b)By accepting your award of Restricted Stock Units, you acknowledge that the Restricted Stock Units and the Common Shares underlying such Restricted Stock Units shall be subject to the terms and conditions of the Claw-back Policy of Parker-Hannifin Corporation that applies to compensation granted or paid on or after July 1, 2009 (as may be amended and restated from time to time) and the Parker-Hannifin Corporation Section 16 Officer Clawback Policy (as may be amended and restated from time to time), to the extent provided under the terms of each such policy.
(c)Notwithstanding anything in these Terms and Conditions to the contrary, (i) nothing in the Plan, these Terms and Conditions, the Award Agreement or otherwise limits your right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (ii) nothing in the Plan, these Terms and Conditions, the Award Agreement or otherwise prevents you from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and, for purpose of clarity, you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
9.Taxes and Withholding. The Company has the right to deduct or cause to be deducted, or collect or cause to be collected, with respect to the taxation of the Restricted Stock Units, any federal, state, local or foreign taxes, social taxes or other taxes required to be withheld or paid with respect to the Restricted Stock Units, and you will be required to pay any such amounts or such amounts will be deducted from any amount payable to you. To the extent the Company is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Common Shares under these Terms and Conditions, then the Company will instruct the third-party Plan administrator to retain a number of Common Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Common Shares on the date of delivery); provided that in no event shall the value of the Common Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact.
10.Beneficiary Designation. To the extent permitted by the Committee, in its sole discretion, you shall have the right to designate one or more beneficiaries to receive all or part of any Common Shares underlying the Restricted Stock Units in the event of your death. Any beneficiary designation permitted by the Committee shall be effective when it is submitted in writing to the Committee during your lifetime on a form prescribed by the Committee. The submission of a new beneficiary designation shall cancel all prior beneficiary designations. Any finalized divorce or marriage subsequent to the date of a beneficiary designation shall revoke such designation, unless in the case of divorce your previous spouse was not designated as beneficiary and unless in the case of marriage your new spouse was previously designated as beneficiary. If you are married, your spouse shall consent to any designation of a beneficiary other than the spouse, and the spouse’s consent shall be witnessed by a notary public. If you fail to designate a beneficiary as may be permitted by the Committee, or if such beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as beneficiary predeceases you or dies prior to the payment of your Restricted Stock Units, then the Company shall direct the payment of your Restricted Stock Units to the estate of the last to die of you and any beneficiaries.
11.Adjustments. The Restricted Stock Units and the number of Common Shares deliverable for each Restricted Stock Unit, and the other terms and conditions of the grant evidenced by these Terms and Conditions, are subject to adjustment, including as provided in Sections 4.3 and 12 of the Plan.
12.Compliance with Law; Section 409A of the Code. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements with respect to the Restricted Stock Units; provided, however, notwithstanding any other provision of these Terms and Conditions, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Common Shares pursuant to these Terms and Conditions if the delivery thereof would result in a violation of any such law or listing requirement. The Company intends that the Award Agreement and these Terms and Conditions comply with or be exempt from the requirements of Section 409A of the Code and they will be interpreted, construed and administered accordingly. Any provision that would cause these Terms and Conditions or the award granted hereunder to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without your consent).
13.Amendments. Subject to the terms of the Plan, the Committee may amend these Terms and Conditions upon written notice to you. Any amendment to the Plan shall be deemed to be an amendment to these Terms and Conditions to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or these Terms and Conditions shall adversely affect your rights under these Terms and Conditions without your consent unless the Committee determines that such amendment is necessary or advisable to conform the Plan or these Terms and Conditions to any present or future law, regulation or rule applicable to the Plan.
14.Severability. In the event that one or more of the provisions of these Terms and Conditions shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15.Relation to Plan. These Terms and Conditions and all rights under your Award Agreement and these Terms and Conditions are at all times subject to all other terms, conditions and provisions of the Plan (and any rules or procedures adopted under the Plan by the Committee). All capitalized terms not defined in these Terms and Conditions shall have the meaning ascribed to such terms in the Plan. In the event of a conflict between the terms of the Plan and these Terms and Conditions, your Award Agreement or the Prospectus for the Plan (the “Prospectus”), the terms of the Plan shall control. These Terms and Conditions, the Plan and the Award Agreement contain the entire agreement and understanding of the parties with respect to the subject matter contained in these Terms and Conditions, and supersede all prior written or oral communications, representations and negotiations in respect thereto.
16.Successors and Assigns. Without limiting Section 5, the provisions of these Terms and Conditions shall inure to the benefit of, and be binding upon, your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of the Company.
17.Governing Law. The interpretation, performance, and enforcement of these Terms and Conditions shall be governed by the laws of the State of Ohio, without regard to its conflict of law rules.
18.Non-U.S. Participants. Notwithstanding any provision of these Terms and Conditions, if you reside outside of the United States and/or your employment with the Parker Companies is subject to the rules and regulations of one or more non-United States jurisdictions, then your Restricted Stock Units shall also be subject to any special terms and conditions as set forth on Appendix A attached hereto (“Appendix A”). Moreover, if you relocate to one of the countries included on Appendix A, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of these Terms and Conditions or the Plan. Appendix A shall constitute part of these Terms and Conditions.
19.Consent to Transfer Personal Data. By accepting your award of Restricted Stock Units, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this Section 19. You are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect your ability to participate in the Plan. The Company holds certain personal information about you, that may include your name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport / visa information, age, language skills, driver’s license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Company, details of all options or any other entitlements to Common Shares awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing your consent may affect your ability to participate in the Plan.
20.Electronic Delivery. You hereby consent and agree to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. You also understand that you shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and you agree that your electronic signature is the same as, and shall have the same force and effect as, your manual signature. You consent and agree that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
21.Prospectus Notification. Copies of the Prospectus and the most recent Annual Report and Proxy Statement issued by the Company are available for your review on the UBS One Source Web site. You have the right to receive a printed copy of the Prospectus upon request by either calling the third-party Plan Administrator at 888-751-0295 or by sending your written request to the Company’s Total Rewards Department.
22.Acknowledgment. You are hereby advised that (a) you have at least 14 days to review the Award Agreement and (b) you have the right to consult counsel regarding the contents of the Award Agreement. By accepting your award of RSUs, you acknowledge that you have been advised of the foregoing rights.
23.No Right to Employment. Neither the Plan nor the Award Agreement shall be construed as a contract of employment.

APPENDIX A
Parker-Hannifin Corporation
Restricted Stock Unit Terms and Conditions ([____])
Additional Terms and Conditions for Non-Employee Directors
This Appendix A (this “Appendix A”) includes additional terms and conditions that govern the Restricted Stock Units granted to you under the Plan if you reside in, or are subject to tax in, one of the countries described below at any time prior to the Distribution Date of your Restricted Stock Units. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan, the Award Agreement and/or the Terms and Conditions. By accepting your award, you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Award Agreement, the Terms and Conditions, and the terms of any other document that may apply to you and your award.

COUNTRIES COVERED BY THIS APPENDIX A: United Kingdom.

ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. PARTICIPANTS:
1.    Nature of Grant. You acknowledge that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, the Award Agreement or the Terms and Conditions;
(b)    the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;
(c)    all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;
(d)    you are voluntarily participating in the Plan;
(e)    the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries, and/or its affiliates, and that is outside the scope of your employment contract with the Company or its affiliates, if any;

(f)    the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments;
(g)    the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; and
(h)    in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or the Common Shares resulting from your termination of employment (for any reason whatsoever and whether or not in breach of local labor laws, except if and only as otherwise expressly provided for in the applicable Country-Specific Language section of this Appendix A).
2.    Language. By accepting the Award Agreement and the Terms and Conditions, you acknowledge that you have agreed to the receipt of the Award Agreement and the Terms and Conditions and all other documents related to the Restricted Stock Units in the English language.

COUNTRY-SPECIFIC LANGUAGE:
UNITED KINGDOM

Taxes and Withholding. Section 9 of the Terms and Conditions is hereby amended and replaced in its entirety to read as follows:

“Taxes and Withholding.

(a)    Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax related withholdings, including, without limitation, United Kingdom income tax that the Company is liable to account for (“Tax Related Items”), you acknowledge that the ultimate liability for all Tax Related Items legally due by you is and remains your responsibility and that the Company (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Restricted Stock Unit grant, including the grant or vesting of the Restricted Stock Units and the subsequent sale of Common Shares acquired pursuant to the vesting of the Restricted Stock Units, and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax Related Items.

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(b)    To the extent that the Company is required to withhold Tax- Related Items in accordance with applicable law in connection with your vesting of the Restricted Stock Units (“Withholding Tax Obligation”), you agree that the Company will instruct the third-party Plan administrator to retain a number of Common Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Common Shares on the date of delivery); provided that in no event shall the value of the Common Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. With respect to the withholding of Common Shares, you will be taken to have foregone the right to receive the number of Common Shares so withheld in order to make good the amount due from you in respect of such Withholding Tax Obligation. You also agree that the value of any fraction of retained Common Shares not necessary to meet the Withholding Tax Obligation shall be applied to make good any other income tax withholding by the Company generally.

(c) It is a further condition of delivery of any Common Shares pursuant to the vesting of the Restricted Stock Units that you will, if required to do so by the Company, enter into a joint election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom (“ITEPA”), the effect of which is that the Common Shares will be treated as if they were not restricted securities and that sections 425 to 430 of ITEPA will not apply to those shares.”

Data Privacy. Please consult the notice addressing the UK General Data Protection Regulation, which is attached hereto as Addendum 1 and which replaces Section 19 of the Terms and Conditions.
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Addendum 1
Data Privacy Notice for Participants in the European Union, Switzerland, and the United Kingdom
Dear Participant:
Re: Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the “Plan”)

The EU General Data Protection Regulation (the “EU GDPR”) came into force on 25 May 2018. The United Kingdom’s implementation of the EU GDPR (the “UK GDPR”) applies following the United Kingdom’s withdrawal from the European Union. Switzerland implemented requirements from the EU GDPR in its revised Swiss Data Protection Act (the “Swiss DPA”, and collectively with the EU GDPR and the UK GDPR, the “GDPR”). For the purposes of the GDPR, Parker-Hannifin Corporation (the “Company”) wants to make EEA-, UK-, and Swiss-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise questions and exercise their rights regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are available by request from the Total Rewards Team at totalrewards@parker.com.

This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements, including any addenda, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, home and work email addresses, personal telephone number, date of birth, age, birth certificate, gender, nationality, family size, marital status, beneficiary information, emergency contacts, social security number, passport / visa number or other government identification number, employee identification number, language skills, C.V. (or resume), wage history, employment references, employment or severance contract, current wage / salary and benefit information, job title, personal bank account number, tax related information, and plan or benefit enrollment forms and elections, option or benefit statements, as well as details of any shares, directorships, awards or any other equity, options or share rights you may have in the Company (whether awarded, cancelled, purchased, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is an Ohio corporation, with its principal United States office at 6035 Parkland Boulevard, Cleveland, Ohio, U.S.A.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan and complying with all related legal obligations.

Legitimate Interests: The Company holds the Data for the legitimate interests of permitting participants to participate in the Plan, including implementing, administering and maintaining the Plan and each participant’s participation in the Plan and complying with related legal obligations.

Retention Period: Records relating to the Plan which contain Data are kept for the period required by law and in accordance with the Company’s Record Retention and Protection Legal Guidelines 1.04.

International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is processed by the Company in the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the EEA, the United Kingdom or Switzerland to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the EEA, the United Kingdom, and Switzerland. The Company is self-certified to the Data Privacy Framework Program (the “EU-US DPF”), the UK extension to the EU-US DPF, and the Swiss-UK DPF for the transfer of Data to the United States.

Other Recipients: To fulfil its obligations under the Agreements, the Company may share Data with its subsidiary companies that employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements. Data may also be shared with the Company’s information technology and human resources service providers, with its legal and professional advisors and with governmental, including taxation, authorities in the United States and other jurisdictions.
These recipients of Data may process the Data as processors (when processing the Data on behalf and upon instructions of the Company), or as distinct controllers (when processing the Data for their own purposes, such as fulfilling their own obligations).
Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant’s request), the right to object to and/or the right to request the limitation of the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company to require the Company to cease processing it and to have the Data processed by the Company restricted. You must understand, however, that the processing of the Data is necessary for the performance of the Plan and that if you do not provide your Data, it may affect your ability to participate in the Plan. For more information on the exercise of the above rights and in particular the consequences of a potential request for erasure or objection, please contact the Company using the contact details below. You also have the right to provide the Company with specific instructions for the processing of the Data after your death.
Finally, you have the right to lodge a complaint with the competent data protection supervisory authority of the EEA member state in which you are resident, with the Information Commissioner’s Office if you are a resident of the United Kingdom, or the Swiss Federal Data Protection and Information Commissioner (FDPIC), if you are a resident of Switzerland.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company applies commercially reasonable technical and organizational measures used for protecting Data against the unlawful processing and/or the accidental loss or destruction.

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Contact: If you have any questions concerning the processing of your Data or the terms of this Notice, you should contact dataprivacy@parker.com.

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